EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of VolitionRx Limited of our report dated March 31, 2025, with respect to the consolidated financial statements of VolitionRx Limited for the years ended December 31, 2024 and 2023, included in its Annual Report (Form 10-K) filed with the Securities and Exchange Commission.

We also consent to the reference of our firm under the caption "Experts" in the registration statement.

/s/ Sadler, Gibb and Associates, LLC

Draper, UT

February 9, 2026